Exhibit 99.1

PRESS RELEASE
For Immediate Release

Beazer Homes Reports Record Second Fiscal Quarter EPS of $3.52, up 24%
Company Raises EPS Outlook for Fiscal Year 2004

ATLANTA, April 22, 2004 — Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced results for the quarter and six months ended March 31, 2004, reporting record earnings for the quarter.  Highlights of the quarter, compared to the same period of the prior year, are as follows:

Quarter Ended March 31, 2004

•                  Record diluted EPS: $3.52 (up 24% vs. $2.83 in prior year)

•                  Home closings: 3,684 (up 12%)

•                  Total revenues: $876.6 million (up 32%)

•                  Gross Profit: $177.6 million (up 29%)

•                  Operating Income:  $77.8 million (up 27%)

•                  Net income: $48.9 million (up 29%)

•                  New orders: 5,032 (up 10%)

•                  Backlog at 3/31/04: 8,470 homes (up 14%), sales value $2.04 billion (up 37%)

•                  Active Subdivisions at 3/31/04:  508 (up 6%)

Record Earnings for March Quarter

Ian J. McCarthy, President and Chief Executive officer, said, “We are very pleased to announce record financial results for our second quarter of fiscal 2004.  Our March quarter home closings and revenues increased 12% and 32% respectively, and new orders were up 10%, indicating continued strength and favorable conditions in the housing industry and Beazer Homes’ strong position in the market.  This was accompanied by record March quarter net income, which was up 29% from the prior year, illustrating our ongoing commitment to achieving profitable growth by leveraging our size, scale and geographic reach, and continuing to execute specific growth and profitability initiatives.”

“Beazer Homes’ backlog now stands at 8,470 homes with a sales value of $2.04 billion, up 14% and 37%, respectively, from the backlog homes and sales value at March 31, 2003.  This sizable backlog increase provides excellent visibility as we move into the second half of fiscal 2004,” added McCarthy.

Strong Financial Position Continues in March Quarter

“Beazer Homes’ financial position remained strong during the second fiscal quarter,” said James O’Leary, Executive Vice President and Chief Financial Officer. “At March 31, 2004, debt to total capitalization and net debt to total capitalization stood at 46% and 44%, respectively, with a cash position of $89.6 million.  Our financial results reflect our commitment to improved profitability and focused organic growth within our diverse geographic footprint.”

During the second fiscal quarter of 2004, the Company increased its home sales gross margin while total gross and operating profit margins declined slightly compared to the same period a year ago.  While the Company continued to realize benefits from the execution of its profit improvement initiatives, such gains were offset by increased marketing expenses of approximately $3.5 million associated with the Company’s branding initiative and ongoing warranty costs of approximately $11.4 million associated with construction defect claims from water intrusion at one of its Midwest divisions.

Total inventory of $2.27 billion at March 31, 2004 includes $238.1 million, net of cash deposits, of consolidated inventory not owned, with a corresponding balance of obligations related to consolidated inventory not owned, reflecting the full application of FIN 46R.

Beazer Homes Targets EPS $15.75 – $16.00 in Fiscal 2004

“Our performance for the six months ended March 31, 2004, combined with our significant level of existing backlog and our expectations of continued strength in the housing market provide us confidence in our future growth opportunities,” said McCarthy.  “In addition, we expect continued execution on our strategic initiatives that leverage our national brand, capitalize on our broad geographic profile through focused product expansion and price-point diversification, and also drive best practices to achieve optimal efficiencies, will place us in a strong position for continued growth.  Absent any unanticipated adverse changes, we are raising our outlook for diluted earnings per share to be in the range of $15.75 – $16.00 in fiscal 2004, representing approximately 25% growth over fiscal 2003.”

Beazer Homes USA, Inc., headquartered in Atlanta is one of the country’s ten largest single-family homebuilders with operations in Arizona, California, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Maryland, Mississippi, Nevada, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas and Virginia.  Beazer Homes also provides mortgage origination and title services to its homebuyers.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially.  Such risks, uncertainties and other factors include, but are not limited to changes in general economic conditions, fluctuations in interest rates, increases in raw materials and labor costs, levels of competition, potential liability as a result of construction defect, product liability and warranty claims, the possibility that the Company’s improvement plan for the Midwest will not achieve desired results, and other factors described in the Company’s Form S-4/A filed with the Securities and Exchange Commission on April 9, 2004 and Annual Report and Form 10-K for the year ended September 30, 2003.

Contact:	Leslie H. Kratcoski
Director, Investor Relations
(770) 829-3764
lkratcos@beazer.com`

-Tables Follow-

BEAZER HOMES USA, INC.

CONSOLIDATED OPERATING AND FINANCIAL DATA

(Dollars in thousands, except per share amounts)

FINANCIAL DATA

	Quarter Ended March 31,		Six Months Ended March 31,
	2004	2003	2004	2003
INCOME STATEMENT
Revenues	$876,581	$665,567	$1,686,689	$1,365,727
Costs and expenses:
Home construction and land sales	699,020	527,733	1,343,969	1,091,450
Selling, general and administrative expense	99,717	76,347	189,224	153,724
Operating income	77,844	61,487	153,496	120,553
Other income	2,250	1,277	3,952	3,236

Income before income taxes	80,094	62,764	157,448	123,789
Income taxes	31,236	24,792	61,404	48,897
Net income	$48,858	$37,972	$96,044	$74,892

Net income per common share:
Basic	$3.66	$2.96	$7.22	$5.85
Diluted	$3.52	$2.83	$6.94	$5.59

Weighted average shares outstanding, in thousands:
Basic	13,331	12,815	13,306	12,813
Diluted	13,865	13,403	13,846	13,403

Interest incurred	$18,532	$16,916	$35,403	$33,498
Interest amortized to cost of sales	$15,187	$12,200	$28,874	$24,100
Depreciation and amortization	$4,021	$2,905	$8,035	$5,684

SELECTED BALANCE SHEET DATA
	March 31,
	2004	2003
Cash	$89,559	$18,818
Inventory	2,273,855	1,541,815
Total assets	2,764,900	1,953,434
Total debt	948,979	739,735
Shareholders’ equity	1,094,032	870,958

OPERATING DATA

	Quarter Ended March 31,		Six Months Ended March 31,
	2004	2003	2004	2003
SELECTED OPERATING DATA
Closings:
Southeast region	1,197	1,093	2,454	2,186
West region	1,404	1,095	2,618	2,135
Central region	208	272	448	538
Mid-Atlantic region	367	233	685	528
Midwest region	508	604	1,087	1,392
Total closings	3,684	3,297	7,292	6,779
New orders, net of cancellations:
Southeast region	1,636	1,628	2,679	2,643
West region	1,885	1,277	3,339	2,216
Central region	351	296	536	528
Mid-Atlantic region	403	496	719	948
Midwest region	757	882	1,063	1,385
Total new orders	5,032	4,579	8,336	7,720
Backlog units at end of period:
Southeast region	2,546	2,324
West region	3,008	1,914
Central region	484	497
Mid-Atlantic region	1,151	1,120
Midwest region	1,281	1,605
Total backlog units	8,470	7,460
Dollar value of backlog at end of period	$2,036,493	$1,485,401
Active subdivisions:
Southeast region	184	186
West region	98	89
Central region	44	33
Mid-Atlantic region	51	39
Midwest region	131	131
Total active subdivisions	508	478

	Quarter Ended March 31,		Six Months Ended March 31,
	2004	2003	2004	2003

SUPPLEMENTAL FINANCIAL DATA:
Revenues
Home sales	$853,638	$655,614	$1,646,935	$1,344,384
Land and lot sales	13,831	842	21,566	3,337
Mortgage origination revenue	12,294	12,926	24,440	25,410
Intercompany elimination - mortgage	(3,182)	(3,815)	(6,252)	(7,404)
Total revenues	$876,581	$665,567	$1,686,689	$1,365,727
Cost of home construction and land sales
Home sales	$690,210	$530,841	$1,330,327	$1,096,205
Land and lot sales	11,992	707	19,894	2,649
Intercompany elimination - mortgage	(3,182)	(3,815)	(6,252)	(7,404)
Total costs of home construction and land sales	$699,020	$527,733	$1,343,969	$1,091,450
Selling, general and administrative
Homebuilding operations	$91,994	$69,330	$174,107	$139,846
Mortgage origination operations	7,723	7,017	15,117	13,878
Total selling, general and administrative	$99,717	$76,347	$189,224	$153,724